                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-109764) of
Southern California Edison Company of our report dated March 10, 2004 relating to the financial statements, which appears in the Annual Report, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC

Los Angeles, California
March 10, 2004